EXHIBIT 4.3

FINANCIAL                                                     FINANCIAL GUARANTY
SECURITY                                                        INSURANCE POLICY
ASSURANCE(R)

Trust:   As described in Endorsement No. 1          Form of Policy No.:  50450-N
Certificates:     $14,496,000                         Date of Issuance:  3/27/96
                  6.55% Auto Receivables
                  Backed Certificates, Class A

     FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to the Trustee for the benefit of each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment of Guaranteed Distributions with respect to the Certificates of the Trust referred to above.

     For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees payment of the amount of any distribution of principal or interest with respect to the Certificates made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law.

     Payment of any amount required to be paid under this Policy will be made following receipt by Financial Security of notice as described in Endorsement No. 1 hereto.

     Financial Security shall be subrogated to the rights of each Holder to receive distributions with respect to each Certificate held by such Holder to the extent of any payment by Financial Security hereunder.

     Except to the extent expressly modified by Endorsement No. 1 hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Certificate as indicated on the registration books maintained by or on behalf of the Trustee for such purpose or, if the Certificate is in bearer form, the holder of the Certificate. "Trustee", "Guaranteed Distributions" and "Term of this Policy" shall have the meanings set forth in Endorsement No. 1 hereto.

     This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever. This Policy may not be canceled or revoked during the Term of this Policy. An acceleration payment shall not be due under this Policy unless such acceleration is at the sole option of Financial Security. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

                                               FINANCIAL SECURITY ASSURANCE INC.



                                               By
                                                 -------------------------------
                                                              AUTHORIZED OFFICER

A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y. 10022-6022                        (212) 826-0100
Form 101NY (5/89)

            ENDORSEMENT NO. 1 TO FINANCIAL GUARANTY INSURANCE POLICY


FINANCIAL SECURITY                                     350 Park Avenue
ASSURANCE INC.                                         New York, New York  10022

TRUST:                Emergent Auto Receivables Trust 1996-A

CERTIFICATES:         $14,496,000 6.55% Asset Backed Certificates, Class A

Policy No.:           50450-N

Date of Issuance:     March 27, 1996



     1. Definitions: For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement, dated as of March 1, 1996, made with respect to the formation of the Emergent Auto Receivables Trust 1996-A, among Prudential Securities Secured Financing Corporation, a Delaware corporation, as Seller, Emergent Group, Inc., a South Carolina corporation, as Servicer and Bankers Trust Company, as Trustee and as Backup Servicer (as amended from time to time in accordance with its terms, the "Pooling and Servicing Agreement"), unless the context shall otherwise require.

     "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions or trust companies in New York, South Carolina or any other location of any successor Servicer, successor Trustee or successor Spread Account Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

     "Guaranteed Distributions" means, with respect to each Distribution Date, the distribution to be made to Class A Certificateholders in an aggregate amount equal to (i) the Class A Interest Distributable Amount and (ii) the Class A Principal Distributable Amount each as due and payable on such Distribution Date, in each case in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Pooling and Servicing Agreement, except amendments or modifications to which Financial Security Assurance Inc. ("Financial Security") has given its prior written consent; provided, however, that Guaranteed Distributions do not include (x) any portion of the Class A Interest Distributable Amount due to Class A Certificateholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by Financial Security, (y) any portion of the Class A Interest Distributable Amount due to Class A Certificateholders representing interest on any Class A Interest Carryover Shortfall unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Guaranteed Distributions shall not include, nor shall coverage be provided under this Policy in respect of, any taxes, withholding or other charge



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

imposed by any governmental authority due in connection with the payment of any Guaranteed Distribution to a Class A Certificateholder.

     "Policy" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

     "Receipt" and "Received" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be "Receipt" on the next succeeding Business Day. If any notice or certificate given hereunder by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or the Fiscal Agent shall promptly so notify the Trustee and the Trustee may submit an amended notice.

     "Term of This Policy" means the period from and including the Issuance Date to and including the latest of the date on which (i) the Class A Certificate Balance has been reduced to zero and all distributions of Class A Interest Distributable Amount have been paid on the Class A Certificates, (ii) any period during which any payment on the Class A Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

     "Trustee" means Bankers Trust Company, in its capacity as Trustee under the Pooling and Servicing Agreement, and any successor in such capacity.

     2. Notices and Conditions to Payment in Respect of Guaranteed Distributions. Following Receipt by Financial Security of a notice and certificate from the Trustee in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Guaranteed Distributions out of the funds of Financial Security on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice and certificate and (ii) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Guaranteed Distributions will be disbursed by wire transfer of immediately available funds to the Policy Payments Account established pursuant to the Pooling and Servicing Agreement or, if no such Policy Payment Account has been established, to the Trustee.

     Financial Security shall be entitled to pay any amount hereunder in respect of Guaranteed Distributions, including any acceleration payment, whether or not any notice and certificate shall have been Received by Financial Security as provided above. Guaranteed Distributions insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from after the date of such payment of principal. Financial Security's obligations hereunder in respect of Guaranteed


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

Distributions shall be discharged to the extent funds are disbursed by Financial Security to the Trustee as provided herein, whether or not such funds are properly applied by the Trustee.

     3. Notices and Conditions to Payment in Respect of Guaranteed Distributions Avoided as Preference Payments. If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order (as defined below) or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Class A Certificateholder is required to return principal or interest distributed with respect to the Class A Certificates during the Term of this Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"),
(B) a certificate of the Class A Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Class A Certificateholder, in such form as is reasonably required by Financial Security and provided to the Class A Certificateholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Class A Certificateholder relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 6.5 of the Pooling and Servicing Agreement.

     4. Governing Law. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     5. Fiscal Agent. At any time during the Term of this Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trustee at the notice address specified in the Pooling and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trustee,
(i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be



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

deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Class A Certificateholder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

     6. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Class A Certificateholder, all rights (whether by counterclaim, set-off or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

     7. Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

                               Financial Security Assurance Inc.
                               350 Park Avenue
                               New York, New York  10022
                               Attention: Senior Vice President-Surveillance Facsimile No.: (212) 339-3518
                               Confirmation:  (212) 826-0100

Financial Security may specify a different address or addresses by writing mailed or delivered to the Trustee.

     8. Priorities. In the event any term or provision of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

     9. Exclusions From Insurance Guaranty Funds. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

     10. Surrender of Policy. The Trustee shall surrender this Policy to Financial Security for cancellation upon expiration of the Term of this Policy.




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

     IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.


                                               FINANCIAL SECURITY ASSURANCE INC.


                                               By:
                                                  --------------------------
                                                      Authorized Officer




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

                                                                       Exhibit A
                                                                To Endorsement 1

                         NOTICE OF CLAIM AND CERTIFICATE

                             (Letterhead of Trustee)


Financial Security Assurance Inc.
350 Park Avenue
New York, NY  10022

     Re: Emergent Auto Receivables Trust 1995-A

     The undersigned, a duly authorized officer of Bankers Trust Company (the "Trustee"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Financial Guaranty Insurance Policy No. 50450-N dated March 27, 1996 (the "Policy") issued by Financial Security in respect of the 6.55% Receivables Backed Certificates, Class A of the above-referenced trust (the "Certificates"), that:

          (i) The Trustee is the Trustee under the Pooling and Servicing Agreement for the Class A Certificateholders.

          (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Collection Account and available for distribution to the Class A Certificateholders pursuant to the Pooling and Servicing Agreement will be $________ (the "Shortfall") less than the Guaranteed Distributions with respect to the [Distribution Date].

          (iii) The Trustee is making a claim under the Policy for the Shortfall to be applied to distributions of principal or interest or both with respect to the Certificates.

          (iv) The Trustee agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Guaranteed Distributions on the Certificates when due; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by the Trustee; and (d) maintain an accurate record of such payments with respect to each Certificate and the corresponding claim on the Policy and proceeds thereof and, if the Certificate is required to be surrendered or presented for such payment, shall stamp on each such Certificate the legend $"[insert applicable amount] paid by Financial Security and the balance hereof has been cancelled and reissued" and then shall deliver such Certificate to Financial Security.




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
          (v) The Trustee, on behalf of the Class A Certificateholders, hereby assigns to Financial Security the rights of the Class A Certificateholders with respect to the Certificates to the extent of any payments under the Policy, including, without limitation, any amounts due to the Class A Certificateholders in respect of securities law violations arising from the offer and sale of the Certificates. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. Payments to Financial Security in respect of the foregoing assignment shall in all cases be subject to, and Financial Security in respect of the foregoing assignment shall in all cases be subject to, and subordinate to the rights of the Class A Certificateholders to receive all Guaranteed Distributions in respect of the Certificates. The Trustee shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

          (vi) The Trustee, on its behalf and on behalf of the Class A Certificateholders, hereby appoints Financial Security as agent and attorney-in-fact for the Trustee and each such Class A Certificateholder in any legal proceeding with respect to the Certificates. The Trustee hereby agrees that Financial Security may at any time during the continuation of any proceeding by or against any debtor with respect to which a preference claim (as defined below) or other claim with respect to the Certificates is asserted under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including, without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the Certificates (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim and (C) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of Financial Security but subject to reimbursement as provided in the Insurance Agreement. In addition, the Trustee hereby agrees that Financial Security shall be subrogated to, and the Trustee on its behalf and on behalf of each Class A Certificateholder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trustee and each Class A Certificateholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

          (vii) Payment should be made by wire transfer directed to [Specify Account].




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

     Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Claim and Certificate as of the ______ day of __________, _____.



                                   BANKERS TRUST COMPANY,
                                   not in its individual capacity but solely as Trustee



                                   By:
                                      -----------------------------------------

                                   Title:
                                         --------------------------------------


- --------------------------------------------------------------------------------


For Financial Security or Fiscal Agent Use Only

Wire transfer sent on _____________ by ___________________

Confirmation Number _______________



                                       A-3